                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 15, 2000


                               KEY PLASTICS L.L.C.
             (Exact name of Registrant as specified in its charter)



         Michigan                     333-26729              35-1997449
(State or other jurisdiction      (Commission File         (IRS Employer
     of incorporation)                 Number)           Identification No.)



                          21333 Haggerty Road Suite 200
                              Novi, Michigan 48375
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (248) 449-6100



                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  OTHER EVENTS.

         On February 15, 2000, Key Plastics L.L.C. (the "Registrant") executed a third amendment (the "Third Amendment") to its Senior Credit Facility, which, among other things, extended to March 10, 2000 the terms of a previously reported modification to the Facility that had been agreed to by the Registrant, and the Agent and Lenders on December 15, 1999.

         The previously reported Maintenance/Support Agreement executed by certain shareholders of the Registrant's majority member, Key Plastics Holdings, Inc., was also amended on February 15 to extend until March 25, 2000 the time period during which the shareholders have agreed to contribute $5 million to the Registrant if the Registrant is unable to borrow under its Senior Credit Facility.

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          KEY PLASTICS L.L.C.


                                           /s/Larry D. Schwentor
                                           ----------------------------
                                          Larry D. Schwentor
                                          Senior Vice President Finance &
                                           Administration/Chief Financial
                                           Officer

Dated:   February 25, 2000